PART I. FINANCIAL INFORMATION

                 WATTS INDUSTRIES, INC. AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED BALANCE SHEETS
             (Amounts in thousands except share information)
                             (Unaudited)

                                                         Dec. 31,       June 30,
                            ASSETS                         1994           1994
                                                        ---------      ---------
CURRENT ASSETS                                        [C]            [C]
  Cash and cash equivalents..................         $    7,697     $    6,231
  Short-term investments.....................             10,681         58,769
  Trade accounts receivable, less allowance
    for doubtful accounts of $5391 and $4488.            107,912         79,342
  Inventories:
    Finished goods...........................             72,001         60,104
    Work in process..........................             43,777         39,671
    Raw materials............................             64,752         53,305
                                                        ---------      ---------
                                                         180,530        153,080
  Prepaid expenses and other current assets..             19,173          8,484
  Deferred income taxes......................             18,265         14,973
                                                        ---------      ---------
          Total Current Assets...............            344,258        320,879
OTHER ASSETS
  Goodwill, net of accumulated amortization..            131,781         89,500
  Other......................................             16,215         12,222
PROPERTY, PLANT AND EQUIPMENT
  Property, plant and equipment-at cost......            257,591        230,375
  Less allowance for depreciation............           (103,644)      ( 94,126)
                                                        ---------      ---------
  Property, plant and equipment-net..........            153,947        136,249
                                                        ---------      ---------
TOTAL ASSETS.................................         $  646,201     $  558,850
                                                        =========      =========

                   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable...........................         $   33,313     $   24,672
  Accrued expenses...........................             50,870         36,840
  Accrued compensation and related items.....              7,924          8,355
  Income taxes...............................              2,533          3,340
  Notes payable and current portion of
    long-term debt...........................             20,855          1,141
                                                        ---------      ---------
          Total Current Liabilities..........            115,495         74,348

LONG-TERM DEBT, less current portion.........            111,132         97,479
DEFERRED INCOME TAXES........................             19,622         16,357
OTHER LIABILITIES............................             17,933          9,115
STOCKHOLDERS' EQUITY
    Class A Common Stock,$.10 par value;
    80,000,000 shares authorized, 18,126,116
    shares issued and outstanding at Dec. 31               1,812          1,801
    Class B Common Stock,$.10 par value;
    25,000,000 shares authorized, 11,472,470
    shares issued and outstanding at Dec.31                1,147          1,147
    Additional paid-in capital...............             95,107         92,996
    Retained earnings........................            288,010        268,706
    Equity adjustment from translation.......           (  4,057)      (  3,099)
                                                        ---------      ---------
          Total Stockholders' Equity.........            382,019        361,551
                                                        ---------      ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY...         $  646,201     $  558,850
                                                        =========      =========

See accompanying notes to condensed consolidated financial statements.

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                 WATTS INDUSTRIES, INC. AND SUBSIDIARIES
              CONDENSED STATEMENTS OF CONSOLIDATED EARNINGS
               (Amounts in thousands except per share data)
                               (Unaudited)


                                                            Three Months Ended
                                                        ------------------------
                                                         Dec.31,        Dec.31,
                                                          1994           1993
                                                        ---------      ---------
                                                      [C]            [C]
Net sales....................................         $  159,024     $  127,734
Cost of goods sold...........................            101,495         78,392
                                                        ---------      ---------
          GROSS PROFIT.......................             57,529         49,342

Selling, general & administrative expenses...             36,219         30,263

                                                        ---------      ---------
          OPERATING INCOME...................             21,310         19,079

Other (income) expense:
     Interest income.........................           (    380)      (    727)
     Interest expense........................              2,489          2,204
     Other-net...............................                729            415
                                                        ---------      ---------
                                                           2,838          1,892
                                                        ---------      ---------

          EARNINGS BEFORE INCOME TAXES                    18,472         17,187

Provision for income taxes...................              7,307          6,639
                                                        ---------      ---------

          NET EARNINGS.......................         $   11,165     $   10,548
                                                        =========      =========


Primary and fully-diluted earnings per share:              $  .38         $  .36
                                                        =========      =========

Cash dividends per share.....................              $ .055         $ .045
                                                        =========      =========

See accompanying notes to condensed consolidated financial statements.

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                 WATTS INDUSTRIES, INC. AND SUBSIDIARIES
              CONDENSED STATEMENTS OF CONSOLIDATED EARNINGS
               (Amounts in thousands except per share data)
                               (Unaudited)


                                                              Six Months Ended
                                                        ------------------------
                                                         Dec.31,        Dec.31,
                                                          1994           1993
                                                        ---------      ---------
                                                       [C]            [C]
Net sales....................................          $ 311,701      $ 258,315
Cost of goods sold...........................            198,489        159,701
                                                        ---------      ---------
          GROSS PROFIT.......................            113,212         98,614

Selling, general & administrative expenses...             71,068         60,357

                                                        ---------      ---------
          OPERATING INCOME...................             42,144         38,257

Other (income) expense:
     Interest income.........................           (  1,130)      (  1,525)
     Interest expense........................              4,899          4,568
     Other-net...............................                993            754
                                                        ---------      ---------
                                                           4,762          3,797
                                                        ---------      ---------

          EARNINGS BEFORE INCOME TAXES                    37,382         34,460

Provision for income taxes...................             14,827         13,375
                                                        ---------      ---------

          NET EARNINGS.......................          $  22,555      $  21,085
                                                        =========      =========


Primary and fully-diluted earnings per share:             $  .76         $  .71
                                                        =========      =========

Cash dividends per share.....................             $  .11         $  .09
                                                        =========      =========

See accompanying notes to condensed consolidated financial statements.

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                  WATTS INDUSTRIES, INC. AND SUBSIDIARIES
              CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS
                         (Amounts in thousands)
                              (Unaudited)

                                                        ------------------------
                                                            Six Months Ended
                                                        ---------      ---------
                                                        Dec. 31,       Dec. 31,
                                                          1994           1993
                                                        ---------      ---------
OPERATING ACTIVITIES                                   [C]            [C]
  Net earnings                                          $ 22,555       $ 21,085
  Adjustments to reconcile net earnings to net
    cash provided by operating activities:
      Depreciation and amortization                       12,028         11,027
      Provision for deferred income taxes                    534       (    155)
      (Gain)Loss on disposal of fixed assets            (     67)      (     21)
      Changes in operating assets and liabilities, net
       of effects from business acquisitions:
        Accounts receivable                             ( 14,182)      ( 11,419)
        Inventories                                        1,525       (    253)
        Prepaid expenses and other assets               (  5,017)      (    265)
        Accounts payable and accrued expenses              2,203       (  5,385)
                                                        ---------      ---------
  NET CASH PROVIDED BY OPERATING ACTIVITIES               19,579         14,614

INVESTING ACTIVITIES
  Additions to property, plant, and equipment           ( 11,944)      (  8,418)
  Proceeds from disposal of equipment                        206             67
  Increase in intangible assets                         (    482)      (  1,068)
  Business acquisitions, net of cash acquired           ( 56,241)      ( 11,021)
  Investment in joint venture                           (  3,500)
  Repayment of debt of acquired businesses              (  3,277)      (  1,964)
  Net changes in short-term investments                   48,088         14,033
                                                        ---------      ---------
  NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES   ( 27,150)      (  8,371)

FINANCING ACTIVITIES
  Purchase and retirement of treasury stock                            ( 12,064)
  Proceeds from exercise of stock options                  1,663          1,444
  Proceeds of short-term borrowings                          114            415
  Net proceeds under revolving credit agreement           13,000
  Payments of long-term debt                            (  2,361)      (  2,533)
  Cash dividends                                        (  3,251)      (  2,643)
                                                        ---------      ---------
  NET CASH (USED IN) FINANCING ACTIVITIES                  9,165       ( 15,381)

Effect of exchange rates on cash and cash equivalents   (    128)      (    991)
                                                        ---------      ---------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS           1,466       ( 10,129)

Cash and cash equivalents at beginning of period           6,231         16,937
                                                        ---------      ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD              $  7,697       $  6,808
                                                        =========      =========

See accompanying notes to condensed consolidated financial statements.